Exhibit 10.4

June 5, 2012

PARKWAY PROPERTIES LP

AMENDMENT TO EXHIBIT A

OF THE

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

Exhibit A of the Amended and Restated Agreement of Limited Partnership of Parkway Properties LP (the “Partnership”), is hereby amended in its entirety to read as follows:

Partner	Partnership Interest	Certificate Number (If Applicable)
Parkway Properties, Inc. (the “Corporation”)[1]	27,728,862 Common Limited Partnership Units[2]	N/A

Lane N. Meltzer[3]	1,318 Common Limited Partnership Units	N/A

Lorri Dunne[4]	23,474 Common Limited Partnership Units	4

Henry Pratt III[4]	129,685 Common Limited Partnership Units	5

Scott Francis[4]	58,351 Common Limited Partnership Units	6

Kyle Burd[4]	58,351 Common Limited Partnership Units	7

James Gray[4]	36,842 Common Limited Partnership Units	9

Parkway Properties General Partners, Inc.[5]	110,858 Class A Common General Partnership Units	N/A

[1]	Capital Contribution consists of $9,900 plus those properties contributed subsequent to the Effective Date.
[2]	Adjusted from time to time to take into account redemptions and issuances of stock by the Corporation and the corresponding unit issuances and redemptions by the Partnership.
[3]

Capital Contribution consists of 47.5% General Partnership Interest in and to the 111 Capitol Building Limited Partnership to Parkway Jackson LLC (a limited liability company which is wholly owned by the Partnership).

[4]

Capital Contribution consists of those assets more fully described in that certain Contribution Agreement dated as of April 10, 2011 by and among Eola Capital LLC, Eola Office Partners LLC, Banyan Street Office Holdings LLC, and the members that are parties thereto on one hand, and Parkway Properties, Inc. and Parkway Properties LP on the other hand, as subsequently amended.

[5]	Capital Contribution consists of $100 plus those properties contributed subsequent to the Effective Date.

Partner	Partnership Interest	Certificate Number (If Applicable)
Parkway Properties, Inc.[6]	5,421,296 units[7] of Series D Cumulative Redeemable Preferred Partnership Interests	N/A

Parkway Properties, Inc.[8]	13,477,778 units of Series E Convertible Cumulative Redeemable Preferred Partnership Interests	N/A

[6]

Capital Contribution consists of $133,077,604, representing the gross proceeds from the sale of shares of Series D Cumulative Redeemable Preferred Stock, including accrued dividends, before underwriting discount and other offering expenses.

[7]	Number of units includes 2,400,000 issued on July 27, 2003; 1,974,896 issued on August 9, 2010; and 1,046,400 issued on May 18, 2011.
[8]	Capital Contribution consists of $151,625,002.50, representing the gross proceeds from the sale of shares of Series E Convertible Cumulative Redeemable Preferred Stock, before offering expenses.

SERIES D CUMULATIVE REDEEMABLE PREFERRED LIMITED PARTNERSHIP INTERESTS

The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to distribution, qualifications and terms and conditions of redemption of the Series D Cumulative Redeemable Preferred Limited Partnership Interests of the Partnership:

1.	Designation and Amount.

The designation of Series D Preferred Limited Partnership Interests shall be 8.00% Series D Cumulative Redeemable Preferred Limited Partnership Interests. The number of units of Series D Preferred Limited Partnership Interests to be authorized shall be 5,421,296.

2.	Distribution Provisions.

(a) Subject to the rights of series of Preferred Limited Partnership Interests which may from time to time come into existence, holders of Series D Preferred Limited Partnership Interests shall be entitled to receive, when and as declared by the General Partner, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 8.00% per annum of the Liquidation Preference (as hereinafter defined) per unit (equivalent to a fixed amount of $2.00 per unit). Such distributions shall be cumulative from the date of original issue and shall be payable quarterly in arrears on or before the 15th day of each of January, April, July and October or, if not a business day, the next succeeding business day (each, a “Distribution Payment Date”). The first distribution for the additional 1,046,400 units of Series D Preferred Limited Partnership Interests issued on May 18, 2011, will be due on July 15, 2011 and will be for less than a full quarter. Any distribution payable on Series D Preferred Limited Partnership Interests for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the records of the Partnership at the close of business on the last business day of March, June, September and December, respectively or on such date designated by the General Partner of the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b) No distributions on units of Series D Preferred Limited Partnership Interests shall be declared by the General Partner or be paid or set apart for payment by the Partnership, at any time when the terms and provisions of any agreement to which the Partnership is a party, including any agreement relating to its indebtedness, that prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, distributions on the units of Series D Preferred Limited Partnership Interests will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series D Preferred Limited Partnership Interests which may be in arrears.

(d) Capital gains shall be allocated to the holders of the Series D Preferred Limited Partnership Interests in the same proportion that the total distributions paid or made available to the holders of the Series D Preferred Limited Partnership Interests for the Fiscal Year bears to the total distributions paid or made available for the Fiscal Year to holders of all classes of Partnership Interests.

(e) If any units of Series D Preferred Limited Partnership Interests are outstanding, no full distributions (other than in units of Common Partnership Interests or other capital stock ranking junior to Series D Preferred Limited Partnership Interests as to distributions and upon liquidation) shall be declared or paid or set apart for payment on any units of series of Preferred Limited Partnership Interests of the Partnership ranking, as to distributions, on a parity with or junior to the Series D Preferred Limited Partnership Interests for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on units of Series D Preferred Limited Partnership Interests for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the units of Series D Preferred Limited Partnership Interests and the units of any other series of Preferred Limited Partnership Interests ranking on a parity as to distributions with units of Series D Preferred Limited Partnership Interests, all distributions declared upon units of Series D Preferred Limited Partnership Interests and any other series of Preferred Limited Partnership Interests ranking on a parity as to distributions with Series D Preferred Limited Partnership Interests shall be declared pro rata so that the amount of distributions declared per unit on Series D Preferred Limited Partnership Interests and such other series of Preferred Limited Partnership Interests shall in all cases bear to each other the same ratio that accrued distributions per unit on Series D Preferred Limited Partnership Interests and such other series of Preferred Limited Partnership Interests bear to each other.

(f) Unless full cumulative distributions on units of Series D Preferred Limited Partnership Interests have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in units of Common Partnership Interests or other partnership interests ranking junior to Series D Preferred Limited Partnership Interests as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Partnership Interests or any other partnership interests of the Partnership ranking junior to or on a parity with the Series D Preferred Limited Partnership Interests as to distributions or upon liquidation, nor shall any units of Common Partnership Interests or any other units of partnership interests of the Partnership ranking junior to or on a parity with the Series D Preferred Limited Partnership Interests as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such partnership interests) by the Partnership or any affiliate or any person acting on behalf of the Partnership or any of its affiliates (except by conversion into or exchange for other partnership interests of the Partnership ranking junior to Series D Preferred Limited Partnership Interests as to distributions and amounts upon liquidation or redemptions for the purpose of preserving the Company’s status as a REIT).

(g) Any distribution payment made on units of the Series D Preferred Limited Partnership Interests shall first be credited against the earliest accrued but unpaid distribution due with respect to units of Series D Preferred Limited Partnership Interests which remains payable.

(h) For the sole purpose of determining whether any distribution made on units of Series D Preferred Limited Partnership Interests is permitted under Delaware Law, amounts that would be needed, if the Partnership were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of partners whose preferential rights on dissolution are superior to those receiving the distribution shall not be added to the Partnership’s total liabilities.

3.	Liquidation Rights.

(a) Subject to the rights of any series of Preferred Limited Partnership Interests which by its terms expressly ranks senior to the Series D Preferred Limited Partnership Interests in respect of the right to receive payment of the distribution of assets upon liquidation of the Partnership, which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, then, before any distribution or payment shall be made to the holders of any units of Common Partnership Interests or any other class or series of partnership interests of the Partnership ranking junior to Series D Preferred Limited Partnership Interests in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership, the holders of units of the Series D Preferred Limited Partnership Interests shall be entitled to receive out of assets of the Partnership legally available for distribution to stockholders, liquidation distributions in the amount of the liquidation preference of $25.00 per unit, plus an amount equal to all distributions accrued and unpaid thereon (the “Liquidation Preference”). Holders of Series D Preferred Limited Partnership Interests will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of units of Series D Preferred Limited Partnership Interests will have no right or claim to any of the remaining assets of the Partnership. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the available assets of the Partnership are insufficient to pay the amount of the liquidation distributions on all outstanding units of Series D Preferred Limited Partnership Interests and the corresponding amounts payable on all units of other classes or series of partnership interests of the Partnership ranking on a parity with Series D Preferred Limited Partnership Interests in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership (“Parity Units”), then the holders of units of Series D Preferred Limited Partnership Interests and Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(b) A consolidation or merger of the Partnership with or into any other entity or entities, or a sale, lease, conveyance or disposition of all or substantially all of the assets of the Partnership or the effectuation by the Partnership of a transaction or series of related transactions in which more than 50% of the voting power of the Partnership is disposed of, shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Partnership within the meaning of this Section A.3.

4.	Redemption.

(a) The Partnership, at its option, upon not less than 30 nor more than 60 days written notice, may redeem outstanding units of Series D Preferred Limited Partnership Interests, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per unit, plus an amount equal to all distributions accrued and unpaid thereon to the date fixed for redemption, without interest. Holders of units of Series D Preferred Limited Partnership Interests to be redeemed shall surrender such units of Series D Preferred Limited Partnership Interests at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender. If fewer than all of the outstanding units of Series D Preferred Limited Partnership Interests are to be redeemed, the number of units to be redeemed will be determined by the Partnership and such units may be redeemed pro rata from the holders of record of such units in proportion to the number of such units held by such holders (with adjustments to avoid redemption of fractional units) or by lot in a manner determined by the Partnership.

(b) Unless full cumulative distributions on all units of Series D Preferred Limited Partnership Interests and Parity Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no units of Series D Preferred Limited Partnership Interests or Parity Units shall be redeemed unless all outstanding units of Series D Preferred Limited Partnership Interests and Parity Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent redemption in accordance with Article V of the Charter of the Company or the purchase or acquisition of units of Series D Preferred Limited Partnership Interests or Parity Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding units of Series D Preferred Limited Partnership Interests or Parity Units, as the case may be. Furthermore, unless full cumulative distributions on all outstanding units of Series D Preferred Limited Partnership Interests and Parity Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series D Preferred Limited Partnership Interests or Parity Units (except by conversion into or exchange for units of partnership interests of the Partnership ranking junior to Series D Preferred Limited Partnership Interests and Parity Units as to distributions and upon liquidation).

(c) Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of units of Series D Preferred Limited Partnership Interests at the address shown on the books of the Partnership. Each notice shall state: (i) the redemption date; (ii) the number of units of Series D Preferred Limited Partnership Interests to be redeemed; (iii) the redemption price per unit; (iv) the place or places where certificates for units of Series D Preferred Limited Partnership Interests are to be

surrendered for payment of the redemption price; and (v) that distributions on units of Series D Preferred Limited Partnership Interests will cease to accrue on such redemption date. If fewer than all units of Series D Preferred Limited Partnership Interests are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of units of Series D Preferred Limited Partnership Interests to be redeemed from each such holder. If notice of redemption of any units of Series D Preferred Limited Partnership Interests has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of units of Series D Preferred Limited Partnership Interests so called for redemption, then from and after the redemption date, distributions will cease to accrue on such units of Series D Preferred Limited Partnership Interests, such units of Series D Preferred Limited Partnership Interests shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price.

(d) The holders of units of Series D Preferred Limited Partnership Interests at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such units of Series D Preferred Limited Partnership Interests on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Partnership’s default in the payment of the distribution due. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on units of Series D Preferred Limited Partnership Interests which have been called for redemption.

(e) Series D Preferred Limited Partnership Interests has no stated maturity and will not be subject to any sinking fund or mandatory redemption, except as provided in Article V of the Charter of the Company.

5.	Voting Rights.

(a) Except as indicated in this Section A.5(a), or except as otherwise from time to time required by applicable law, the holders of units of Series D Preferred Limited Partnership Interests will have no voting rights.

(b) So long as any units of Series D Preferred Limited Partnership Interests remain outstanding, the Partnership will not without the affirmative vote or consent of the holders of at least two-thirds of the units of the Series D Preferred Limited Partnership Interests outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of partnership interests ranking senior to the Series D Preferred Limited Partnership Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized partnership interests of the Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (b) amend, alter or repeal the provisions of the Partnership’s Amended and Restated Agreement of Limited Partnership, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Limited Partnership Interests or the holders thereof; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series D Preferred Limited Partnership Interests remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Partnership may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series D Preferred Limited Partnership Interests and provided further that: (i) any increase in the amount of the authorized Preferred Limited Partnership Interests or the creation or issuance of any series of Preferred Limited Partnership Interests, or (ii) any increase in the amount of authorized units of such series (including the Series D Preferred Limited Partnership Interests), in each case ranking on a parity with or junior to the Series D Preferred Limited Partnership Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c) Except as provided above and as required by law, the holders of Series D Preferred Limited Partnership Interests are not entitled to vote on any merger or consolidation involving the Partnership, on any unit exchange or on a sale of all or substantially all of the assets of the Partnership.

6.	Conversion.

The units of Series D Preferred Limited Partnership Interests are not convertible into or exchangeable for any other property or securities of the Partnership.

7.	Ranking.

In respect of the right to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Partnership, the Series D Preferred Limited Partnership Interests shall rank: (i) senior to the Partnership’s Common Partnership Interests and to any other class or series of partnership interests of the Partnership other than any class or series referred to in clause (ii), and (ii) junior to any class or series of partnership interests of the Partnership ranking senior to the Series D Preferred Limited Partnership Interests as to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership. For avoidance of doubt, debt securities of the Partnership which are convertible into or exchangeable for units of partnership interests of the Partnership shall not constitute a class or series of partnership interests of the Partnership.

SERIES E CONVERTIBLE CUMULATIVE REDEEMABLE PREFERRED LIMITED PARTNERSHIP INTERESTS

The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to distribution, qualifications and terms and conditions of redemption of the Series E Convertible Cumulative Redeemable Preferred Limited Partnership Interests of the Partnership:

1.	Designation and Amount.

This series of preferred limited partnership interests is designated as Series E Convertible Cumulative Redeemable Preferred Limited Partnership Interests (the “Series E Preferred Limited Partnership Interests”). The number of units constituting the Series E Preferred Limited Partnership Interests shall be 16,000,000.

2.	Distribution Provisions.

(a) Distributions on Common Partnership Interests. If the Partnership declares, pays or sets aside for payment any distribution on any Common Partnership Interests, then at the time of such distribution the Partnership shall simultaneously declare a distribution on each issued and outstanding unit of Series E Preferred Limited Partnership Interests, with payment to be in the same form as is being paid to the holders of Common Partnership Interests and in an amount equal to the product of (i) the applicable distribution payable on each Common Partnership Interest multiplied by (ii) the number of units of Common Partnership Interests issuable upon conversion of a unit of Series E Preferred Limited Partnership Interests (without taking into account any limitations or restrictions on the convertibility of the Series E Preferred Limited Partnership Interests), in each instance as calculated on the record date for determination of holders entitled to receive such distribution. Such distribution will be paid to the holders of record at the close of business on the date specified by the General Partner at the time such distribution is declared, which shall be on or prior to the payment date for the applicable distribution on a unit of Common Partnership Interest.

(b) Mandatory Distributions on Series E Preferred. The Partnership shall pay quarterly distributions in cash (except as provided below) when, as and if declared by the General Partner, out of funds legally available therefor as provided by applicable law (“Legally Available Funds”), on each issued and outstanding unit of Series E Preferred Limited Partnership Interests in an amount, if positive, equal to (i) the Liquidation Preference of such Series E Preferred Limited Partnership Interests multiplied by the Applicable Quarterly Distribution Rate (as defined below) minus (ii) the amount of any distribution paid or being concurrently paid, as the case may be, on such Series E Preferred Limited Partnership Interests pursuant to Section 2(a) during the Series E Quarterly Period (as defined below) to which such quarterly distribution relates (and, to the extent not previously deducted from a prior quarterly distribution, the amount of any distribution paid pursuant to Section 2(a) during the preceding Series E Quarterly Period, excluding the first Series E Quarterly Period). Such distributions shall, beginning on the Mandatory Distribution Commencement Date, be cumulative and payable (if declared) quarterly on each Applicable Quarterly Distribution Payment Date (except that if such date is not a Business Day (as defined below), then such distribution will be payable on the preceding Business Day) to the holders of record at the close of business on the date specified by the General Partner at the time such distribution is declared. The first such distribution shall be for a period of less than a full quarter. Distributions on a Series E Preferred Limited Partnership Interest pursuant to this Section 2(b) shall begin to accrue and be cumulative from the Mandatory Distribution Commencement Date to and including the first to occur of (i) the date on which all amounts owed with respect to such Series E Preferred Limited Partnership Interests are paid by the Partnership to the holder thereof in connection with the redemption of such share pursuant to Section 4 hereof or the liquidation of the Partnership pursuant to Section 3 hereof, (ii) the date on which such Series E Preferred Limited Partnership Interest is converted into Common Partnership Interests hereunder (on which date all accrued and unpaid distributions thereon shall be paid), or (iii) the date on which such unit is otherwise acquired and paid for by the Partnership. Notwithstanding the foregoing, at the Partnership’s option, the distributions payable pursuant to this Section 2(b) on first three Applicable Quarterly Distribution Payment Dates following the Mandatory Distribution Commencement Date may be paid by the issuance of additional Series E Preferred Limited Partnership Interests with an aggregate Liquidation Preference equal to the amount of the distribution; provided, however, that the Partnership shall pay such distributions in cash instead of issuing such additional Series E Preferred Limited Partnership Interests if, immediately after giving effect to such proposed issuance and assuming (immediately following such proposed issuance) the conversion of all such shares of the Corporation’s Series E Preferred Stock then held by TPG and its affiliates, TPG and its affiliates would hold in excess of forty nine percent (49.0%) of the Common Stock issued and outstanding.

(c) Cumulative Distributions. Distributions on the Series E Preferred Limited Partnership Interests will accrue daily whether or not the Partnership has earnings, whether or not there are Legally Available Funds and whether or not such distributions are declared and will be computed on the basis of a 360-day year of twelve 30-day months, and, for any period greater or less than a full year will be computed on the basis of the actual number of days elapsed in the period divided by 365. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series E Preferred Limited Partnership Interests that may be in arrears. Any distribution payment with respect to the Series E Preferred Limited Partnership Interests pursuant to Section 2(a) or 2(b) above shall first be credited against any prior accrued and unpaid distributions. If any units of Series E Preferred Limited Partnership Interests are outstanding, no full distributions (other than in units of Common Partnership Interests or other partnership interests ranking junior to Series E Preferred Limited Partnership Interests as to distributions and upon liquidation) shall be declared or paid or set apart for or payment on the Common Partnership Interests or any other partnership interests ranking, as to distributions, on parity with or junior to the Series E Preferred Limited Partnership Interests for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the Series E Preferred Limited Partnership Interests for all past distribution periods and the then current distribution period.

(d) Pro Rata Distribution. All distributions paid with respect to the Series E Preferred Limited Partnership Interests pursuant to this Section 2 shall be paid pro rata in respect of each Series E Preferred Limited Partnership Interest entitled thereto. In the event that the Legally Available Funds available for the payment of cash distributions shall be insufficient for the payment of the entire amount of distributions payable with respect to the Series E Preferred Limited Partnership Interests on any date on which the General Partner has declared the payment of a distribution, the payment date or otherwise, the amount of any Legally Available Funds shall be allocated for the payment of distributions with respect to the Series E Preferred Limited Partnership Interests and any other partnership interests ranking, as to distributions, on a parity with the Series E Preferred Limited Partnership Interests for any period pro rata based upon the amount of accrued and unpaid distributions on such partnership interests.

(e) For purposes of this Exhibit A, the following capitalized terms shall have the following meanings:

“Applicable Quarterly Distribution Payment Date” shall mean, with respect to any Series E Quarterly Period, the date during such period on which the Partnership is to pay its quarterly distribution with respect to the Common Partnership Interests, and if no such distribution is paid during such period, the last day of such Series E Quarterly Period.

“Applicable Quarterly Distribution Rate” shall mean, with respect to any unit of Series E Preferred Limited Partnership Interests then issued and outstanding, (A) eight percent (8%) per annum for the first three (3) Series E Quarterly Periods beginning on the Mandatory Distribution Commencement Date, (B) twelve percent (12%) per annum for four (4) Series E Quarterly Periods following such first three (3) Series E Quarterly Periods and (C) fifteen percent (15%) per annum for each Series E Quarterly Period following such first seven (7) Series E Quarterly Periods.

“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

“Issue Date” shall mean the first date on which a unit of Series E Preferred Limited Partnership Interests is issued.

“Liquidation Preference” shall mean $11.25 per unit of Series E Preferred Limited Partnership Interests, as such amount may be adjusted from time to time pursuant to, and in accordance with, the terms hereof.

“Mandatory Distribution Commencement Date” shall mean one hundred eighty (180) days after the Issue Date.

“Series E Quarterly Period” shall mean (A) the period commencing on the Mandatory Distribution Commencement Date to and including the last day of the calendar quarter in which the Mandatory Distribution Commencement Date falls, and (B) each subsequent three (3) month period commencing on the day after the end of the prior Series E Quarterly Period.

“TPG” means TPG VI Pantera Holdings, L.P.

3.	Liquidation Rights.

(a) Liquidation Payment. Subject to the rights of any series of preferred partnership interests which by its terms expressly ranks senior to the Series E Preferred Limited Partnership Interests in respect of the right to receive payment of the distribution of assets upon liquidation of the Partnership which may from time to time come into existence, in the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, then out of the assets of the Partnership before any distribution or payment to the holders of Junior Units (as to distributions or upon liquidation, dissolution or winding up), but subject to paragraph (b) below, the holders of the Series E Preferred Limited Partnership Interests shall be entitled to be paid out of assets of the Partnership legally available for distribution to holders, in respect of each Series E Preferred Limited Partnership Interest, the greater of (i) the Liquidation Preference, plus accrued and unpaid distributions whether or not declared, if any (or a pro rata portion thereof with respect to fractional units), to the date of final distribution and (ii) the amount that such holder would have been entitled to receive in respect of the Common Partnership Interests into which such Series E Preferred Limited Partnership Interests could have been converted assuming that, immediately prior to such event of liquidation, dissolution or winding up of the Partnership, all holders of Series E Preferred Limited Partnership Interests had, pursuant to, and in accordance with, Section 6, converted all Series E Preferred Limited Partnership Interests into units of Common Partnership Interests (but, for purposes of this clause (ii), without taking into account any limitations or restrictions on the convertibility of the Series E Preferred Limited Partnership Interests and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)). Except as provided in this Section 3(a), the holders of the Series E Preferred Limited Partnership Interests shall be entitled to no other or further distribution in connection with such liquidation, dissolution or winding up and shall have no further right or claim to any of the remaining assets of the Partnership. Absent an actual liquidation, dissolution or winding up of the Partnership, no merger or consolidation, share exchange, sale of all or substantially all of the assets of the Partnership or any other similar reorganization or change of control transaction involving the Partnership shall be deemed to be a liquidation, dissolution or winding up of the Partnership for purposes of this Section 3.

(b) Pro Rata Distribution. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership available for distribution to the holders of Series E Preferred Limited Partnership Interests and the Parity Units (as defined in Section 7 below) shall be insufficient to permit payment in full to such holders of the sums that such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Series E Preferred Limited Partnership Interests and the Parity Units shall be distributed among and paid to the holders of the Series E Preferred Limited Partnership Interests and the Parity Units, ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

4.	Redemption Rights.

(a) By the Holders of Series E Preferred Limited Partnership Interests Following Fifth Anniversary.

(i) From and after the five (5) year anniversary of the Issue Date, each holder of Series E Preferred Limited Partnership Interests will have the right, at such holder’s option, to require that the Partnership, to the extent it shall have Legally Available Funds therefor, redeem all but not less than all of such holder’s Series E Preferred Limited Partnership Interests at a redemption price per Series E Preferred Limited Partnership Interest (to be paid in cash by wire transfer of immediately available funds) equal to the greater of (A) the Liquidation Preference of a unit of Series E Preferred Limited Partnership Interests plus the amount of any accrued but unpaid distributions thereon to the date fixed for redemption, without interest, and (B) the Average Closing Price multiplied by the number of units of Common Partnership Interests into which a unit of Series E Preferred Limited Partnership Interest could be converted in accordance with Section 6 (but, for purposes of this clause (B), without taking into account any limitations or restrictions on the convertibility of the Series E Preferred Limited Partnership Interests and without taking into account any adjustment to the Conversion Ratio (as defined below) pursuant to Section 6(g)), in each case measured as of the date on which the Partnership receives a General Election Notice (as defined below) or the last Trading Day immediately prior to such date, in each instance pursuant to this Section 4(a)(i). A holder may exercise this option by delivering notice of such exercise to the Partnership (a “General Election Notice”), which General Election Notice shall certify (A) such holder’s address, (B) the number of units of Series E Preferred Limited Partnership Interests held by such holder and (C) the holder’s desired date of redemption, which shall be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is sent, or such later date as may be required to comply with the requirements of applicable law. “Average Closing Price” shall mean, as of any date, the average closing price per share of the Common Stock of Parkway Properties, Inc. (the “Corporation”) on the New York Stock Exchange (or if the Corporation’s Common Stock is not listed on the New York Stock Exchange, then on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted) as reported by Bloomberg L.P. for the twenty (20) Trading Days immediately preceding such date. “Trading Day” means a day during which trading in securities generally occurs (from 9:30 a.m. to 4:00 p.m. (New York City time)) on the New York Stock Exchange or, if the Corporation’s Common Stock is not listed on the New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

(ii) Within fifteen (15) days following the receipt of any General Election Notice, the Partnership shall deliver a notice to each holder of Series E Preferred Limited Partnership Interests who has delivered a General Election Notice (a “General Redemption Notice”), at such holder’s address specified in the General Election Notice, stating (A) the closing date on which such redemption shall occur, which date shall be the date set forth in the applicable General Election Notice or, at the option of the Partnership, a date that is no later than one hundred eighty (180) days after the date specified in the General Election Notice, (B) the price of Series E Preferred Limited Partnership Interests to be redeemed, as calculated in accordance with the applicable General Election Notice and (C) the place or places where certificates for such Series E Preferred Limited Partnership Interests, if any, are to be surrendered for payment of the applicable redemption price.

(iii) On the closing date set forth in any General Redemption Notice, the Partnership will, to the extent lawful, purchase from such holder of Series E Preferred Limited Partnership Interests (but only upon surrender by such holder at the Partnership’s office specified in the General Redemption Notice of the certificates representing such partnership interests or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Partnership), such holder’s Series E Preferred Limited Partnership Interests at a price per unit (to be paid in cash by wire transfer of immediately available funds) specified in the General Redemption Notice.

(iv) Upon receipt of any General Election Notice, the Partnership shall apply its Legally Available Funds to such redemption. If on any applicable closing date for a redemption specified in any General Redemption Notice, the Partnership does not have sufficient Legally Available Funds to redeem all units of Series E Preferred Limited Partnership Interests that the holders have elected to be redeemed, then the Partnership shall ratably redeem the maximum number of partnership interests that may be redeemed with such Legally Available Funds and, except to the extent a holder withdraws its General Election Notice, shall redeem any remaining partnership interests as soon as it has any additional Legally Available Funds. Notwithstanding the foregoing, if the Partnership does not have sufficient Legally Available Funds on any applicable closing date specified in any General Redemption Notice to redeem all Series E Preferred Limited Partnership Interests that holders have elected to be redeemed, or otherwise fails to comply with any provisions of this Section 4, the Applicable Quarterly Distribution Rate shall increase three percent (3%) per annum (0.75% per quarter) for each Series E Quarterly Period that commences after the then-current Series E Quarterly Period with respect to any Series E Preferred Limited Partnership Interests that remain outstanding, and the applicable redemption price for any Series E Preferred Limited Partnership Interests redeemed thereafter shall be the greater of (i) the redemption price set forth in the original General Redemption Notice, as adjusted to reflect all unpaid distributions accrued on such unit on the date the redemption price for such unit is paid in full, and (ii) the Average Closing Price multiplied by the number of units of Common Partnership Interests into which a unit of Series E Preferred Limited Partnership Interest could be converted in accordance with Section 6 (but, for purposes of this clause (ii), without taking into account any limitations or restrictions on the convertibility of the Series E Preferred Limited Partnership Interests and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), measured as of the date that is three (3) Business Days prior to the date the redemption price for such unit is paid in full.

(v) No unit of Series E Preferred Limited Partnership Interests that is redeemed in accordance with this Section 4(a) shall be entitled to receive any distributions in respect thereof after the date on which the payments required by this Section 4(a) are paid or set apart for payment to the holder of such Series E Preferred Limited Partnership Interest in accordance with the terms hereof. From and after the receipt of all such payments in cash in full, all rights of the holder of such Series E Preferred Limited Partnership Interests shall, in respect of such Series E Preferred Limited Partnership Interests, cease, and such Series E Preferred Limited Partnership Interest shall no longer be deemed to be outstanding.

(b) By the Holders of Series E Preferred Limited Partnership Interests Upon Change of Control.

(i) Upon the public announcement of a Change of Control (as defined below) approved by the Corporation’s Board of Directors (the “Board”), or, if a Change of Control otherwise occurs, the Partnership shall promptly notify each holder of Series E Preferred Limited Partnership Interests of such approval or occurrence, and of the general terms of such transaction. If a holder of the Corporation’s Series E Preferred Stock elects to redeem such Series E Preferred Stock pursuant to the terms of the Corporation’s Charter, the Partnership shall redeem a like number of the Series E Preferred Limited Partnership Interests at a redemption price per unit of Series E Preferred Limited Partnership Interests (to be paid in cash by wire transfer of immediately available funds) equal to the greater of (A) the sum of (I) the Liquidation Preference of a unit of Series E Preferred Limited Partnership Interests plus the amount of any accrued but unpaid distributions thereon to the date of the Change of Control, without interest, plus (II) the Change of Control Make Whole Amount, and (B) the Change of Control Price (as defined below) multiplied by the number of units of Common Partnership Interests into which a unit of Series E Preferred Limited Partnership Interests could be converted in accordance with Section 6 (but, for purposes of this clause (B), without taking into account any limitations or restrictions on the convertibility of the units of Series E Preferred Limited Partnership Interests and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), in each case measured as of the date that is five (5) Business Days prior to the date that the Change of Control is consummated, or the last Trading Day immediately prior to such measurement date, in each instance pursuant to this Section 4(b)(i) (such date, the “Measurement Date”). A holder may exercise this option by delivering notice to the Partnership during the Option Period of such exercise (a “Change of Control Election Notice”), which Change of Control Election Notice shall certify (A) such holder’s address, and (B) the number of units of Series E Preferred Limited Partnership Interests held by such holder.

(ii) Within five (5) days following the receipt of any Change of Control Election Notice, the Partnership shall deliver a notice to each holder of Series E Preferred Limited Partnership Interests who has delivered a Change of Control Election Notice (a “Change of Control Redemption Notice”), at such holder’s address specified in the Change of Control Election Notice, stating (A) the estimated price per unit of Series E Preferred Limited Partnership Interests to be redeemed, as calculated in accordance with the applicable Change of Control Election Notice and (B) the place or places where certificates for such units of Series E Preferred Limited Partnership Interests, if any, are to be surrendered for payment of the applicable redemption price.

(iii) On the date the Change of Control is consummated (or, in the event the Change of Control occurs prior to the public announcement thereof, on the date no later than thirty (30) days following the date the Change of Control occurs), the Partnership will, to the extent lawful and out of its Legally Available Funds that are available after Payment in Full of Credit Obligations, purchase from such holder of Series E Preferred Limited Partnership Interests (but only upon surrender by such holder at the Partnership’s office specified in the Change of Control Redemption Notice of the certificates representing such units or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Partnership) such holder’s units of Series E Preferred Limited Partnership Interests at a price per unit (to be paid in cash by wire transfer of immediately available funds) calculated as set forth above as of the Measurement Date.

(iv) Upon receipt of any Change of Control Election Notice, the Partnership shall set aside its Legally Available Funds that are available after the Payment in Full of Credit Obligations to such redemption. If on the date of consummation of the Change of Control, the Partnership does not have sufficient Legally Available Funds that are available after the Payment in Full of Credit Obligations to redeem all units of Series E Preferred Limited Partnership Interests that the holders have elected to be redeemed, then the Partnership shall ratably redeem the maximum number of units that may be redeemed with such Legally Available Funds that are available after the Payment in Full of Credit Obligations and, except to the extent a holder withdraws its Change of Control Election Notice, shall redeem any remaining units as soon as it has any additional Legally Available Funds. Notwithstanding the foregoing, if the Partnership does not have Legally Available Funds that are available after the Payment in Full of Credit Obligations on the date of consummation of the Change of Control to purchase, or otherwise may not lawfully purchase, all units of Series E Preferred Limited Partnership Interests that holders have elected to be purchased, or otherwise fails to comply with any provisions of this Section 4, the Applicable Quarterly Distribution Rate shall increase three percent (3%) per annum (0.75% per quarter) for each Series E Quarterly Period that commences after the then-current Series E Quarterly Period with respect to any units of Series E Preferred Limited Partnership Interests that remain outstanding, and the applicable redemption price for any unit of Series E Preferred Limited Partnership Interests redeemed thereafter shall be the greater of (i) the redemption price to be paid on the date the Change of Control is consummated, as adjusted to reflect all unpaid distributions accrued on such unit on the date the redemption price for such unit is paid in full, and (ii) the Change of Control Price multiplied by the number of units of Common Partnership Interests into which a unit of Series E Preferred Limited Partnership Interests could be converted in accordance with Section 6 (but, for purposes of this clause (ii), without taking into account any limitations or restrictions on the convertibility of the Series E Preferred Limited Partnership Interests and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), measured as of the date that is three (3) Business Days prior to the date the redemption price for such unit is paid in full.

(v) No unit of Series E Preferred Limited Partnership Interests that is redeemed in accordance with this Section 4(b) shall be entitled to receive any distributions in respect thereof after the date on which the payments required by this Section 4(b) are paid or set apart for payment to the holder of such Series E Preferred Limited Partnership Interests in accordance with the terms hereof. From and after the receipt of all such payments in cash in full, all rights of the holder of such Series E Preferred Limited Partnership Interests shall, in respect of such Series E Preferred Limited Partnership Interests, cease, and such unit of Series E Preferred Limited Partnership Interests shall no longer be deemed to be outstanding.

(vi) For purposes of this Exhibit A, the following capitalized terms shall have the following meanings:

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Change of Control” means (i) a sale of all or substantially all of the direct or indirect assets of the Corporation (including by way of any reorganization, merger, consolidation or other similar transaction), (ii) a direct or indirect acquisition of Beneficial Ownership of Voting Securities of the Corporation by another Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), pursuant to which the stockholders of the Corporation immediately preceding such transaction or transactions collectively own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the Voting Securities of the Corporation or the surviving entity, as the case may be, or (iii) the obtaining by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the power (whether or not exercised) of the power to elect a majority of the members of the Board (or similar governing body).

“Change of Control Price” means the Average Closing Price as of the Measurement Date; provided, that such price shall not be less than the fair market value of the consideration to be received by stockholders with respect to a share of Common Stock pursuant to such Change of Control.

“Change of Control Make Whole Amount” means, if the date of consummation of the Change of Control occurs prior to the date that is the fifth anniversary of the Issue Date, an amount equal to the aggregate amount of all distributions that would have accrued on a unit of Series E Preferred Limited Partnership Interest pursuant to Section 2(b) from the date of consummation of the Change of Control through the date that is the fifth anniversary of the Issue Date (which, for the avoidance of doubt, shall be calculated assuming that no distributions will be declared pursuant to Section 2(a) hereof, and shall not be subject to any discount rate).

“Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of March 30, 2012, by and among the Corporation, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto, as the same may be amended, modified or supplemented from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“Guaranty” means that certain Guaranty, dated as of March 30, 2012, from the Corporation and certain other parties to PNC Bank, National Association, as the same may be amended, modified, supplemented or restated from time to time.

“Payment in Full of Credit Obligations” shall mean the payment in full in cash of each of the Loans and other Obligations (as each such term is defined in the Credit Agreement), and of the Debt (as such term is defined in the Guaranty), in each instance, to the extent then due and payable.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Voting Securities” means at any time shares of any class of capital stock or other Securities of the Corporation that are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events, and any evidence of indebtedness, shares of capital stock (other than Common Stock) or other Securities (including options, warrants and similar securities) that may be converted into, exercised for, or otherwise exchanged for such shares of capital stock.

(c)	By the Partnership.

(i) From and after the one (1) year anniversary of the Issue Date and until the two (2) year anniversary of the Issue Date, the Partnership has the right, at its option, at any time, to redeem all (but not less than all) of the outstanding Series E Preferred Limited Partnership Interests at a redemption price per unit of Series E Preferred Limited Partnership Interests (the “Call Price”) equal to the greater of (A) the sum of (I) the Liquidation Preference of a unit of Series E Preferred Limited Partnership Interests plus the amount of any accrued but unpaid distributions thereon to the date fixed for redemption, without interest, plus (II) the Make Whole Amount, and (B) the Average Closing Price multiplied by the number of units of Common Partnership Interests into which a unit of Series E Preferred Limited Partnership Interests could be converted in accordance with Section 6 (but, for purposes of this clause (B), without taking into account any limitations or restrictions on the convertibility of the Series E Preferred Limited Partnership Interests and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), in each case measured as of the date on which the Partnership delivers a Call Notice (as defined below), or the last Trading Day immediately prior to such date, pursuant to this Section 4(c). The “Make Whole Amount” shall be (x) if the Partnership delivers a Call Notice (as defined below) that provides for a Redemption Date (as defined below) on or prior to the fifteen (15) month anniversary of the Issue Date of the Series E Preferred Limited Partnership Interests in accordance with this Section 4(c)(i), an amount equal to the present value at the Redemption Date of the aggregate amount of all distributions that would have accrued on a unit of Series E Preferred Limited Partnership Interests pursuant to Section 2(b) from the Redemption Date pursuant to this Section 4(c) through the date that is the fifth anniversary of the Issue Date (which, for the avoidance of doubt, shall be calculated assuming that no distributions pursuant to Section 2(a) hereof will be declared), computed using a discount rate equal to the Treasury Rate as of the date that the Partnership delivers a Call Notice (as defined below), or the last Trading Day immediately prior to such date, and (y) if the Partnership delivers a Call Notice that provides for a Redemption Date after the fifteen (15) month anniversary of the Issue Date and on or prior to the two (2) year anniversary of the Issue Date in accordance with this Section 4(c)(i), an amount equal to the aggregate amount of all distributions that would have accrued on a unit of Series E Preferred Limited Partnership

Interests pursuant to Section 2(b) from the Redemption Date pursuant to this Section 4(c) through the date that is the fifth anniversary of the Issue Date (which, for the avoidance of doubt, shall be calculated assuming that no distributions will be declared pursuant to Section 2(a) hereof, and shall not be subject to any discount rate). The “Treasury Rate” shall mean, as of the Redemption Date, the yield to maturity of United States Treasury securities with a constant maturity most nearly equal to the period from the Redemption Date to the fifth anniversary of the Issue Date.

(ii) The Partnership may exercise its option pursuant to this Section 4(c) by delivering notice of such exercise (a “Call Notice”) to each holder of Series E Preferred Limited Partnership Interests at such holder’s address as it shall appear in the records of the Partnership or such other address as such holder shall specify to the Partnership in writing from time to time, stating (i) the date of redemption (the “Redemption Date”), which shall be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is sent, or such later date as may be necessary to comply with the requirements of applicable law including the Exchange Act, and (ii) the estimated Call Price, (iii) the place or places where certificates for such Series E Preferred Limited Partnership Interests, if any, are to be surrendered for payment, and (iv) that distributions on Series E Preferred Limited Partnership Interests shall cease to accrue on the Redemption Date.

(iii) Redemption pursuant to this Section 4(c) shall become effective on the Redemption Date. On or before the applicable Redemption Date, each holder of outstanding units of Series E Preferred Limited Partnership Interests shall surrender the certificate or certificates representing such units (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Partnership) to the Partnership at the place or places specified in the Call Notice, and upon receipt thereof by the Partnership the aggregate Call Price for such redeemed units shall be immediately due and payable in cash to the record holder of the Series E Preferred Limited Partnership Interests being redeemed. If a Call Notice has been delivered in accordance with Section 4(c)(ii) and if the funds necessary for redemption have been paid to, or set aside by the Partnership for payment to, the holders of Series E Preferred Limited Partnership Interests, then from and after the redemption date, whether or not a holder has surrendered its certificate or certificates representing its units (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Partnership), distributions will cease to accrue on the Series E Preferred Limited Partnership Interests, the Series E Preferred Limited Partnership Interests shall no longer be deemed outstanding and all rights of the holders of Series E Preferred Limited Partnership Interests as holders thereof will terminate, except the right to receive the aggregate Call Price for the units of Series E Preferred Limited Partnership Interests held by each such holder.

5.	Voting Rights.

(a) General. Except as otherwise set forth in this Section 5, or except as otherwise from time to time required by applicable law, the holders of Series E Preferred Limited Partnership Interests will have no voting rights.

(b) Right to Vote in Certain Circumstances. So long as any units of Series E Preferred Limited Partnership Interests remain outstanding, the Partnership will not without the affirmative vote or consent of the holders of at least two-thirds of the units of the Series E Preferred Limited Partnership Interests outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of partnership interests ranking senior to the Series E Preferred Limited Partnership Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized partnership interests of the Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (ii) amend, alter or repeal the provisions of the Agreement of Limited Partnership or this Exhibit A, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Limited Partnership Interests or the holders thereof; provided, however, with respect to the occurrence of any Event set forth in (ii) above, so long as the Series E Preferred Limited Partnership Interests remains outstanding with the rights, preferences, privileges and voting power thereof unchanged in any material and adverse respect, taking into account that upon the occurrence of an Event the Partnership may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series E Preferred Limited Partnership Interests; and provided further that (x) any increase in the amount of authorized preferred partnership interests or the creation or issuance of any series of preferred partnership interests, or (y) any increase in the amount of authorized units of such series, in each case ranking on parity with or junior to the Series E Preferred Limited Partnership Interests with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Except as provided above and as required by law, the holders of Series E Preferred Limited Partnership Interests are not entitled to vote on any merger or consolidation involving the Partnership, on any unit exchange, on a sale of all or substantially all of the assets of the Partnership or on any other similar reorganization or change of control transaction.

6.	Conversion.

(a) Conversion by the Holders of Series E Preferred Limited Partnership Interests. Pursuant to, and in accordance with, the provisions of this Section 6, a holder of Series E Preferred Limited Partnership Interests shall have the right, at such holder’s option at any time following (i) the approval by the requisite holders of the Corporation’s Common Stock of the conversion rights set forth in the Corporation’s Charter (such conversion rights, the “Preferred Stock Conversion Rights” and such approval by the holders of the Common Stock of the Preferred Stock Conversion Rights, the “Stockholder Approval”), and (ii) the expiration or termination of any applicable waiting periods (together with any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), to convert all or a portion of such holder’s Series E Preferred Limited Partnership Interests into the number of fully paid and non-assessable units of Common Partnership Interests obtained by multiplying the number of units of Series E Preferred Limited Partnership Interests being converted by the Conversion Ratio (as defined below and as in effect at the time of such conversion) by surrendering such Series E Preferred Limited Partnership Interests to be converted. Such surrender shall be made in accordance with Section 6(c). The “Conversion Ratio” with respect to any unit of Series E Preferred Limited Partnership Interests shall initially be equal to one (1) unit of Common Partnership Interest per unit of Series E Preferred Limited Partnership Interests, subject to adjustment as set forth herein.

(b) Conversion by the Partnership. The Partnership shall have the right at any time following (i) the Stockholder Approval of the Preferred Stock Conversion Rights and (ii) the expiration or termination of any applicable waiting periods (together with any extensions thereof) under the HSR Act, to convert all Series E Preferred Limited Partnership Interests into the number of fully paid and non-assessable units of Common Partnership Interests obtained by multiplying the number of units of Series E Preferred Limited Partnership Interests being converted by the Conversion Ratio (as in effect at the time of such conversion) by providing notice of such conversion to the record holders of the Preferred Limited Partnership Interests.

(c) Manner of Conversion.

(i) In order to convert the Series E Preferred Limited Partnership Interests pursuant to Section 6(a), the holder of such unit to be converted shall surrender to the Partnership the certificate representing such unit, if any, duly endorsed or assigned to the Partnership or in blank (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Partnership), accompanied by written notice to the Partnership (in the case of conversion pursuant to Section 6(a)) that the holder thereof elects to convert such Series E Preferred Limited Partnership Interests.

(ii) Until a holder of Series E Preferred Limited Partnership Interests converted pursuant to Section 6(b) surrenders to the Partnership the certificate, if any, that represented such unit of Series E Preferred Limited Partnership Interest, duly endorsed or assigned to the Partnership or in blank (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Partnership), the certificate that represented such Series E Preferred Limited Partnership Interests shall represent the number of units of Common Partnership Interests into which such Series E Preferred Limited Partnership Interests was converted.

(iii) Unless the units of Common Partnership Interests issuable on conversion are to be issued in the same name as the name in which such Series E Preferred Limited Partnership Interest are registered, each unit of Series E Preferred Limited Partnership Interests surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Partnership, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

(iv) As promptly as practicable after the surrender of certificates of Series E Preferred Limited Partnership Interests in accordance with Section 6(c)(i), upon request, the Partnership shall issue and shall deliver at such office to such holder, or on such holder’s written order, a certificate or certificates for the number of full units of Common

Partnership Interests issuable upon the conversion of such Series E Preferred Limited Partnership Interests in accordance with the provisions of this Section 6, and any fractional interest in respect of a unit of Common Partnership Interests arising upon such conversion shall be settled as provided in paragraph (e) of this Section 6.

(v) Each conversion pursuant to Section 6(a) shall be deemed to have been effected immediately prior to the close of business on the date on which certificates for the Series E Preferred Limited Partnership Interests (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Partnership) have been surrendered and such notice received by the Partnership in the manner required hereby. Each conversion pursuant to Section 6(b) shall be deemed to have been effected immediately prior to the close of business on the date on which the Partnership delivers notice of such conversion to the holders of the Series E Preferred Limited Partnership Interests. The person or persons in whose name or names any certificate or certificates for units of Common Partnership Interests shall be issuable upon any such conversion, if any, shall be deemed to have become the holder or holders of record of the units represented thereby at the time and on the date such conversion is deemed to have been effected, and such conversion shall be at the Conversion Ratio in effect at such time on such date unless the transfer books of the Partnership shall be closed on that date, in which event such conversion shall have been deemed to have been effected and such person or persons shall be deemed to have become the holder or holders of record at the close of business on the next succeeding day on which such unit transfer books are open, but such conversion shall be at the Conversion Ratio in effect on the date on which such conversion would have been effective if the unit transfer books of the Partnership had not been closed.

(d) Accrued Distributions. Upon the conversion of each unit of Series E Preferred Limited Partnership Interests and contemporaneously with the deliveries contemplated by Section 6(c), the Partnership shall pay to the holder of such unit all accrued but unpaid distributions earned in respect of such unit through the date prior to the effective date of conversion, such payment to be in cash (by wire transfer of immediately available funds).

(e) Fractional Units. No fractional units or scrip representing fractions of units of Common Partnership Interests shall be issued upon conversion of the Series E Preferred Limited Partnership Interests. Instead of any fractional interest in a unit of Common Partnership Interests that would otherwise be deliverable upon the conversion of Series E Preferred Limited Partnership Interests, the Partnership shall pay to the holder of such fractional unit an amount in cash equal to such fraction multiplied by the Average Closing Price, in each case measured as of the Trading Date immediately preceding the date of conversion.

(f) Adjustment of Conversion Ratio. The Conversion Ratio shall be adjusted from time to time as follows:

(i) If the Partnership shall, while any Series E Preferred Limited Partnership Interests are outstanding, (A) pay a distribution or make a distribution with respect to its partnership interests in units of its Common Partnership Interests (which, for the avoidance of doubt, shall not include any distributions paid in units of Series E Preferred Limited Partnership Interests pursuant to Section 2(b))), (B) subdivide its outstanding Common

Partnership Interests into a greater number of units, (C) combine its outstanding Common Partnership Interests into a smaller number of units or (D) issue any partnership interests by reclassification of its Common Partnership Interests, the Conversion Ratio in effect at the opening of business on the day next following the date fixed for the determination of partners entitled to receive such distribution or distribution (in the case of the foregoing clause (A)), or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective (in the cases of the foregoing clauses (B), (C) and (D)), shall be adjusted and shall become effective immediately so that the holder of any Series E Preferred Limited Partnership Interests thereafter surrendered for conversion shall be entitled to receive the number of units of Common Partnership Interests that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series E Preferred Limited Partnership Interests been converted immediately prior to the record date (in the case of the foregoing clause (A)) or the effective date (in the cases of the foregoing clauses (B), (C) and (D)).

(ii) If the Partnership shall, while any Series E Preferred Limited Partnership Interests are outstanding, issue rights, options or warrants to holders of Common Partnership Interests (other than any issuances of Common Partnership Interests relating to the Partnership’s or Corporation’s existing compensation arrangements for its directors, officers, employees, consultants and agents or any future compensation arrangements for its directors, officers, employees, consultants and agents that are approved by the Corporation’s compensation committee) entitling them to subscribe for or purchase Common Partnership Interests at a price per unit less than the Average Closing Price, measured as of the record date for the determination of partners entitled to receive such rights or warrants, then the Conversion Ratio in effect at the opening of business on the day next following such record date shall be adjusted to equal the ratio determined by dividing (A) the Conversion Ratio in effect at the opening of business on the day next following such record date by (B) a fraction, the numerator of which shall be the sum of (I) the number of units of Common Partnership Interests outstanding on the close of business on the date fixed for such determination plus (II) the number of units of Common Partnership Interests that the aggregate proceeds to the Partnership from the exercise of such rights or warrants for Common Partnership Interests would purchase at such Average Closing Price, and the denominator of which shall be the sum of (X) the number of units of Common Partnership Interests outstanding on the close of business on the date fixed for such determination and (Y) the number of additional units of Common Partnership Interests offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day immediately following such record date. In determining whether any rights or warrants entitle the holders of Common Partnership Interests to subscribe for or purchase units of Common Partnership Interests at a per unit price that is less than such Average Closing Price, all consideration received by the Partnership upon issuance and upon exercise of such rights or warrants shall be taken into account, the value of such consideration, if in a form other than cash, to be determined by the General Partner in the reasonable exercise of its business judgment.

(g) Additional Adjustment of Conversion Ratio and Liquidation Preference. In the event that the Stockholder Approval is not obtained within one hundred eighty (180) days of the Issue Date then, upon the occurrence of such event, each of the Conversion Ratio and the Liquidation Preference shall immediately be adjusted, such that, immediately following such adjustment, each of the Conversion Ratio and the Liquidation Preference, as adjusted, is equal to the product of one hundred and ten percent (110%) multiplied by the amount of the Conversion Ratio and the Liquidation Preference, respectively, in effect immediately prior to such adjustment.

(h) Notice of Adjustment of Conversion Ratio. Whenever the Conversion Ratio is adjusted as herein provided, the Partnership shall prepare a notice of such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the effective date of such adjustment and shall deliver such notice of such adjustment of the Conversion Ratio to the holders of the Series E Preferred Limited Partnership Interests at such holders’ last address as shown on the records of the Partnership.

(i) Other Adjustments to Conversion Ratio. In the event the Partnership takes any action that affects the Common Partnership Interests in a manner that could materially adversely affect the conversion rights of the holders of the Series E Preferred Limited Partnership Interests or the value of such conversion rights (which action is not otherwise contemplated by this Section 6), the Conversion Ratio for the Series E Preferred Limited Partnership Interests may be adjusted, to the extent permitted by law, as the General Partner, in the exercise of its reasonable business judgment, shall determine to be equitable in the circumstances.

7.	Ranking.

The Series E Preferred Limited Partnership Interests, both as to payment of distributions and to distribution of assets upon liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, shall rank (a) senior to the Common Partnership Interests and each other class or series of partnership interests of the Partnership hereafter created that does not expressly rank pari passu with or senior to the Series E Preferred Limited Partnership Interests as to payment of distributions and to distribution of assets upon liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary (collectively, the “Junior Units”) (b) pari passu with (i) the Partnership’s 8.00% Series D Cumulative Redeemable Preferred Limited Partnership Interests (“Series D Preferred Partnership Interests”) and (ii) any class or series of preferred partnership interests established in accordance with the terms of the Partnership Agreement, the terms of which specifically provide that such class or series of partnership interests ranks on a parity with the Series E Preferred Limited Partnership Interests as to payment of distributions and to distribution of assets upon liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary (collectively with the Series D Preferred Partnership Interests, the “Parity Units”), and (c) junior to any class or series of preferred partnership interests of the Partnership hereafter created in accordance with the Partnership Agreement (and any other agreements of the Partnership) that expressly ranks senior to the units of Series E Preferred Limited Partnership Interests as to payment of distributions and to distribution of assets upon liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary.

Dated the 5th day of June, 2012.

PARKWAY PROPERTIES GENERAL PARTNERS, INC.

By	/s/ David R. O’Reilly
Name:	David R. O’Reilly
Title:	Executive Vice President, Chief Investment Officer and Interim Chief Financial Officer

By:	/s/ Mandy M. Pope
Name:	Mandy M. Pope
Title:	Executive Vice President, Chief Accounting Officer and Secretary

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